                                                                   EXHIBIT 5.1


                                NIXON PEABODY LLP
                                100 SUMMER STREET
                                BOSTON, MA 02110


                                                           April 21, 2004

Bruker BioSciences Corporation
44 Manning Road
Billerica, MA  01821

         RE: REGISTRATION STATEMENT ON FORM S-3

Ladies and Gentlemen:

      We have acted as counsel to Bruker BioSciences Corporation, a Delaware corporation (the "Company"), in connection with the registration statement on Form S-3, Registration No. 333-113774, as amended (the "Registration Statement") initially filed on March 19, 2004 with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Act of 1933, as amended (the "Act"), in connection with the registration of shares of the Company's Common Stock, par value $.0l per share (the "Shares").

      We have participated in the preparation of the Registration Statement and have reviewed the originals or copies certified or otherwise identified to our satisfaction of all such corporate records of the Company and such other instruments and other certificates of public officials, officers and representatives of the Company and such other persons, and we have made such investigations of law, as we have deemed appropriate as a basis for the opinions expressed below.

      In arriving at the opinions expressed below, we have assumed the authenticity of any document or other instrument submitted to us as an original, the conformity to the original of any document or other instrument submitted to us as a copy, the genuineness of all signatures on such originals or copies, and the legal capacity of natural persons who executed any such document or instrument at the time of execution thereof. In addition, we have assumed and have not verified the accuracy as to factual matters of each document we have reviewed.

      Based on the foregoing, and subject to the further qualifications set forth below and after (a) the Commission shall have entered an appropriate order declaring effective the above-referenced Registration Statement, as amended and
(b) the Shares have, if required, been duly qualified or registered, as the case may be, for sale under applicable state securities laws, it is our opinion that:

           1. The Shares being registered for sale by the Company have been duly authorized by all necessary corporate action of the Company and, when issued and sold in with the manner described in the Registration Statement, will be validly issued, fully paid and nonassessable.

           2. The Shares being registered for sale by Dirk Laukien, Isolde Laukien, Jorg Laukien and Marc Laukien, the selling stockholders, have been duly authorized by all necessary corporate action of the Company, have been validly issued by the Company and are fully paid and nonassessable.

      The foregoing opinion is limited to the General Corporation Law of the State of Delaware (including the applicable provisions of the Delaware Constitution and reported judicial decisions interpreting that Law).

      We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name under the caption "Legal Matters" in the Registration Statement and the prospectus which forms a part of the Registration Statement and any supplement or supplements to such prospectus. In giving of such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

      We further consent to the filing of this opinion as an exhibit to the applications to the securities commissioners of the various states of the United States, to the extent so required, in connection with the registration of the Shares.


                                                          Very truly yours,

                                                          /s/ Nixon Peabody LLP